      As filed with the Securities and Exchange Commission on July 24, 2001
                                                    Registration No. 333-
                                                                         ------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  ---------------------------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  ---------------------------------------------
                          THE ST. PAUL COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

             MINNESOTA                                  41-0518860
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

                  ---------------------------------------------

                              385 WASHINGTON STREET
                            ST. PAUL, MINNESOTA 55102
                                 (651) 310-7911
                    (Address of Principal Executive Offices)

                  ---------------------------------------------

                          THE ST. PAUL COMPANIES, INC.
                                SAVINGS PLUS PLAN
                            (Full Title of the Plan)

                  ---------------------------------------------

                             BRUCE A. BACKBERG, ESQ.
                  SENIOR VICE PRESIDENT AND CORPORATE SECRETARY
                          THE ST. PAUL COMPANIES, INC.
                              385 WASHINGTON STREET
                               ST. PAUL, MN 55102
                                 (651) 310-7911
            (Name, address and telephone number of agent for service)

                  ---------------------------------------------


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM           AMOUNT OF
         TITLE OF SECURITIES              AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING        REGISTRATION
           TO BE REGISTERED                REGISTERED           PER SHARE(3)            PRICE(3)                FEE (3)
---------------------------------------------------------------------------------------------------------------------------

Common Stock, without par value (1) (2)     2,500,000              $41.10           $102,750,000              $25,687.50

===========================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding common shares of The St. Paul Companies, Inc.
(2) In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) Pursuant to Rule 457(h)(1) and 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange as reported in the consolidated transaction reporting system on July 20, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

                  As permitted by Part I of Form S-8, this Registration Statement omits the information specified in Part I. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b) under the Securities Act of 1933, as amended (the "Securities Act"),. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by The St. Paul Companies, Inc. (the "Company") and the Savings Plus Plan are hereby incorporated by reference in this Registration Statement:

         o Annual Report on Form 10-K, as filed with the Commission on March 28, 2001.

         o Definitive Proxy Statement on Schedule 14A as filed with the Commission on March 27, 2001.

         o Quarterly Report on Form 10-Q, as filed with the Commission on May 14, 2001.

         o Current Report on Form 8-K, as filed with the Commission on April 30, 2001.

         o Current Report on Form 8-K, as filed with the Commission on March 12, 2001.

         o Current Report on Form 8-K as filed with the Commission on July 18, 2001.

         o Annual Report on Form 11-K for the Savings Plus Plan, as filed with the Commission on June 19, 2001.

         o The description of the Company's Common Stock contained in its registration statement on Form 8-A, including any amendments or supplements thereto, as filed with the Commission on October 17, 1991.

                  All documents filed by the Company and the Savings Plus Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the filing date of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Bruce A. Backberg, Senior Vice President and Corporate Secretary of the Company, has given his opinion about certain legal matters affecting the securities registered under this Registration Statement. Mr. Backberg is eligible to participate in the Plan.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Minnesota Statute Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

                  The Bylaws of the Company provide, subject to certain exceptions, that directors and officers of the Company and certain others shall be indemnified by the Company to the fullest extent permitted or required by Minnesota Statute Section 302A.521.

                  The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.


ITEM 8.           EXHIBITS

Exhibit NO.       DESCRIPTION

4.1 Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998)

4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 2000)

5.1               Opinion and Consent of Bruce A. Backberg, Esq.

                  Pursuant to Item 8(b) of Form S-8, the Registrant hereby undertakes that it will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") for a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986 in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.1              Consent of Bruce A. Backberg, Esq. (included in Exhibit 5.1)

23.2              Consent of KPMG LLP

24.1              Powers of Attorney

ITEM 9.           UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this Item 9 do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In any event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Paul, Minnesota, on July 24, 2001.

                         THE ST. PAUL COMPANIES, INC.


                         By:  /s/ Bruce A. Backberg
                                  -----------------
                         Name:    Bruce A. Backberg
                         Title:   Senior Vice President and Corporate Secretary

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:    July 24, 2001       By:     /s/ Douglas W. Leatherdale
                                     --------------------------
                                     Douglas W. Leatherdale, Director, Chairman
                                     of the Board, President and Chief Executive
                                     Officer

Date:    July 24, 2001       By:     /s/ Thomas A. Bradley
                                     ---------------------
                                     Thomas A. Bradley, Chief Financial Officer

Date:    July 24, 2001       By:     /s/ John C. Treacy
                                     ------------------
                                     John C. Treacy, Vice President and
                                     Corporate Controller (principal accounting
                                     officer)

Date:    July 24, 2001       By:     /s/ H. Furlong Baldwin
                                     ----------------------
                                     H. Furlong Baldwin*, Director

Date:    July 24, 2001       By:     /s/ Carolyn H. Byrd
                                     -------------------
                                     Carolyn H. Byrd*, Director

Date:    July 24, 2001       By:     /s/ John H. Dasburg
                                     -------------------
                                     John H. Dasburg*, Director

Date:    July 24, 2001       By:     /s/ Janet M. Dolan
                                     ------------------
                                     Janet M. Dolan*, Director

Date:    July 24, 2001       By:     /s/ Kenneth M. Duberstein
                                     -------------------------
                                     Kenneth M. Duberstein*, Director

Date:    July 24, 2001       By:     /s/ Pierson M. Grieve
                                     ---------------------
                                     Pierson M. Grieve*, Director

Date:    July 24, 2001       By:     /s/ Thomas R. Hodgson
                                     ---------------------

                                     Thomas R. Hodgson*, Director

Date:    July 24, 2001       By:     /s/ David G. John
                                     -----------------
                                     David G. John*, Director

Date:    July 24, 2001       By:     /s/ William H. Kling
                                     --------------------
                                     William H. Kling*, Director

Date:    July 24, 2001       By:     /s/ Bruce K. Maclaury
                                     ---------------------
                                     Bruce K. MacLaury*, Director

Date:    July 24, 2001       By:     /s/ Glen D. Nelson, M.d.
                                     ------------------------
                                     Glen D. Nelson, M.D.*, Director

Date:    July 24, 2001       By:     /s/ Gordon M. Sprenger
                                     ----------------------
                                     Gordon M. Sprenger*, Director

Date:    July 24, 2001       *By:    /s/ Bruce A. Backberg
                                     ---------------------
                                     Bruce A. Backberg, Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Savings Plus Plan has caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 24, 2001.

                                                   Savings Plus Plan

                                               By: /s/ John P. Clifford, Jr.
                                                   John P. Clifford, Jr.
                                                   Plan Administrator
                                                   Vice President
                                                   The St. Paul Companies, Inc.

                                INDEX TO EXHIBITS

4.1 Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998)

4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 2000)

5.1               Opinion and Consent of Bruce A. Backberg, Esq.

23.1              Consent of Bruce A. Backberg, Esq. (included in Exhibit 5.1)

23.2              Consent of KPMG LLP

24.1              Powers of Attorney